Exhibit 99.1

Contacts:	Gary J. Yusko
Chief Financial Officer
Alloy, Inc.
212/244-4307

For immediate release:

Alloy Receives Notice from Nasdaq Regarding Director Independence

NEW YORK, June 16, 2006 — Alloy, Inc. (“Alloy”) (Nasdaq: ALOY), a media and marketing services company primarily targeting the dynamic 10—24 year old population, announced today that as a result of the fees paid to MLF Investments, LLC (“MLF”) in connection with MLF’s agreement to backstop the rights offering conducted by dELiA*s, Inc. (“dELiA*s”) following Alloy’s recent spinoff of dELiA*s and the warrants that dELiA*s issued to MLF in connection with such backstop agreement, Matthew L. Feshbach, who is one of Alloy’s directors and a control person of MLF, no longer qualifies as an independent director. Alloy received notice from the Nasdaq Stock Market that it no longer meets the independent director requirements for continued listing on the Nasdaq Stock Market under Marketplace Rule 4350(c)(1), which requires Alloy to maintain a majority of independent directors on its Board of Directors, and Marketplace Rule 4350(c)(3), which requires that Alloy’s compensation committee consists solely of independent members. As a result, the number of Alloy’s directors who are deemed “independent” under Nasdaq listing standards is now four of eight total directors. Additionally, because Mr. Feshbach is one of the members of Alloy’s compensation committee, that committee is no longer comprised solely of independent directors. Alloy is to submit a letter to Nasdaq outlining its plan to regain compliance with Marketplace Rules 4350(c)(1) and 4350(c)(3) by June 30, 2006 and expects to have up to an additional 90 days to become compliant. Alloy intends to submit such letter and subsequently regain compliance within such cure period.

About Alloy

Alloy, Inc., under the banner of Alloy Media + Marketing (AM+M), is a widely recognized pioneer in nontraditional marketing. Working with AM+M, marketers reach consumers through a host of programs incorporating Alloy’s diverse array of media and marketing assets and expertise in direct mail, college and high school media, interactive, display media, college guides, promotional and social network marketing. For further information regarding Alloy, please visit our corporate website at (www.alloymarketing.com).

Forward-Looking Statements

This announcement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. Factors that might cause or contribute to such differences include, among others, our ability to: increase revenues; generate high margin sponsorship and multiple revenue streams; increase visitors to our Web sites (www.alloy.com, www.delias.com, and www.ccs.com) and build customer loyalty; develop our sales and marketing teams and capitalize on these efforts; develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: our competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world, and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” section included in our annual report on Form 10-K for the year ended January 31, 2006, and in subsequent filings that we make with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.